Exhibit 10.26

JOINDER

ASSUMPTION OF BENEFICIARIES’ REPRESENTATIVE

OBLIGATIONS UNDER AmendED AND RESTATED DIRECTORS’ Indemnification Trust Agreement

RECITALS

A.Microsoft Corporation (the “Company”) is a party to that certain Amended and Restated Directors’ Indemnification Trust Agreement dated as of June 30, 2016 (the “Directors’ Trust Agreement”), by and between Microsoft, as Grantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, and as an additional party, Charles H. Noski, as the Beneficiaries’ Representative pertaining to certain director indemnification obligations of the Company.

B.Charles H. Noski retired from the Company’s Board of Directors effective December 4, 2019 and has also resigned as the Beneficiaries Representative effective with his retirement.

C.Hugh F. Johnston has agreed to serve as the successor Beneficiaries’ Representative under the Directors’ Trust Agreement.

D.The Company’s Board of Directors has appointed Hugh F. Johnston as the successor Beneficiaries Representative under the Directors’ Trust Agreement effective December 4, 2019.

AGREEMENT

NOW, THEREFORE, Hugh F. Johnston, as successor Beneficiaries Representative under the Directors’ Trust Agreement, agrees to assume and become bound by all of the duties and responsibilities of a Beneficiaries’ Representative under the Director’s Trust Agreement.

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IN WITNESS WHEREOF, the Additional Party has executed this Joinder as of the 4th day of December, 2019.

ADDITIONAL PARTY (“Beneficiaries’ Representative”) /s/ Hugh F. Johnston HUGH F. JOHNSTON

Acknowledged and Accepted:

MICROSOFT CORPORATION

(“Grantor”)

/s/ Keith R. Dolliver

Name:  Keith R. Dolliver

Title:  Assistant Secretary

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